UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2014 (October 10, 2014)

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Geary Street, Suite 235, San Francisco, CA		94108
(Address of principle executive offices)		(Zip Code)

Registrant’s telephone number, including area code:      (415) 348-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to a vote of the stockholders of LookSmart, Ltd. (the “Company”) at an annual meeting of the stockholders held on October 10, 2014:

1.            Proposal 1 - Election of Directors. Proposal 1 involved a stockholder vote to elect the nominees named herein as directors to hold office as a director until the next election of the class for which such director was chosen and until such director’s successor is elected and qualified or such director’s earlier death, resignation, or removal. The board of directors of the Company recommended a vote FOR Proposal 1. Stockholders voted to elect each nominee as follows:

Nominee	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Thorsten Weigel	2,100,020	0	17,891	2,845,511

2.            Proposal 2 - Ratification of Appointment of Auditor. Proposal 2 involved a stockholder vote to ratify the appointment of Albert Wong & Co. LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014. Stockholders voted to ratify the appointment as follows:

Votes For	Votes Against	Abstentions
4,914,976	9,383	39,063

Remainder of Page Intentionally Left Blank. Signature Page to Follow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LookSmart, Ltd.

Date: October 17, 2014	By:	/s/ Michael Onghai
	Name: Title:	Michael Onghai Chief Executive Officer